                                                                    Exhibit 21.1


                  List of Subsidiaries and Foreign Affiliates
                  -------------------------------------------
            and Percentage of CellStar Corporation's Ownership /1/
            --------------------------------------------------
                           [as of February 23, 1999]


Name of Subsidiary                       Incorporation
------------------                       -------------

National Auto Center, Inc.               Delaware

CellStar Financo, Inc.                   Delaware

CellStar Air Services, Inc.              Delaware

A&S Air Service, Inc.                    Delaware

CellStar Telecom, Inc.                   Delaware

CellStar Fulfillment, Inc.               Delaware

CellStar West, Inc.                      Delaware

CellStar International Corporation/Asia  Delaware

ACC-CellStar, Inc.                       Delaware

CellStar International Corporation/SA    Delaware

Topp Telecom, Inc. /2/                   Florida

NAC Holdings, Inc.                       Nevada

Florida Properties, Inc.                 Texas

Audiomex Export Corp.                    Texas

CellStar, Ltd.                           Texas Limited Partnership

CellStar Fulfillment, Ltd.               Texas Limited Partnership

---------------------
     /1/  100 %, unless otherwise stated.

     /2/  19.5 % owned.

Name of Subsidiary                       Incorporation
------------------                       -------------

CellStar, S.A.                           Argentina

CellStar Foreign Sales Corporation       Barbados

CellStar International Telefonia
  Celular Ltda.                          Brazil

CellStar Industria da Telefonia
  da Amazonia Ltda.                      Brazil

CellStar do Brasil Ltda.  /3/            Brazil

Saporito Holdings, Inc.                  British Virgin Islands

CellStar Celular Chile, S.A.             Chile

CellStar de Colombia, S.A.               Colombia

CellStar Ecuador, S.A.                   Ecuador

CellStar (Asia) Corporation Limited      Hong Kong

CellStar Telecommunications
   Service (Asia) Limited  /4/           Hong Kong

HCL-CellStar Ltd.  /5/                   India

CellStar Ireland                         Ireland

CellStar Amtel Sdn Bhd /6/               Malaysia

Celular Express S.A. de C.V.             Mexico

--------------------------
       /3/    51% owned.

       /4/    60% owned.

       /5/    50% owned.

       /6/    30% directly owned and 19% beneficially owned.

Name of Subsidiary                       Incorporation
------------------                       -------------

Celular Express Management
 S.A. de C.V.                            Mexico

Shanghai CellStar International
  Trading Co. Ltd.                       Peoples Republic of China

Shanghai Fengxing CellStar
  International Trading Co. Ltd.         Peoples Republic of China

Shenzhen CellStar Honbo
  Telecommunication Co. Ltd./7/          Peoples Republic of China

CellStar del Peru, S.A.                  Peru

CellStar Philippines, Inc.               Philippines

CellStar Poland Spolka zo.o              Poland

CellStar Puerto Rico, Inc.               Puerto Rico

CellStar Pacific Pte. Ltd.               Singapore

CellStar Singapore Pte Ltd.              Singapore

CellStar Holding AB                      Sweden

CellStar-Intercall AB                    Sweden

CellStar Telecommunication
  Taiwan Co Ltd.                         Taiwan

CellStar (UK) Ltd.                       United Kingdom

CellStar Europe Ltd.                     United Kingdom

CellStar Celular, C.A.                   Venezuela

--------------------------
        /7/    51% owned